Southern Properties Capital Ltd

November 21, 2021
To To
The Securities Authority The Tel Aviv Stock Exchange LTD
www.isa.gov.il www.tase.co.il

Immediate Report

Southern Properties Capital Ltd (the “Company”) is pleased to update that on November 17, 2021, the Company and Macquarie (hereinafter: the "Parties” or the “Class A Rights Holders”, as applicable1), entered into a letter agreement to invoke a Major Decision under the JV Agreement, as defined in Section 1.14.1 (on the Macquarie Transaction) of the Periodic Report2, to cooperate with each other in a contemplated process of selling the joint venture's assets, as described below (hereinafter: the "Major Decision" or the “Major Decision Letter”)3. Terms in this report have the meaning assigned to them in the periodic report for 2020, unless stated otherwise.
Below are the major terms of the Major Decision Letter:
1.The Parties authorized working together to sell all or most of the joint venture’s assets (hereinafter: “Sale”). For this purpose, the Parties agree that as long as the Major Decision Letter is in effect and is not revoked, neither Party may obligate the joint venture or the other joint venture Party to execute a sale transaction.
2.The Parties will work together cooperatively to select a broker to market the JV assets for sale (except the seven assets not offered for sale, as described below) and to plan the Sale Transaction's schedule and structure. The Parties expect to complete the broker selection by the end of 2021 and commence the sale process in early 2022.
3.The parties further agreed that seven (7) of the assets held by the joint venture will not be offered for sale, but rather acquired by the Company, subject to completing the Sale Transaction. The Major Decision Letter also stated that these assets will be purchased by the Company according to the formula provided in the Major Decision Letter.
4.Also, in the Major Decision Letter, the Parties agreed to include one property held by the Company in the sale transaction, the consideration from its sale will be transferred to the Company.
5.The Major Decision Letter will terminate on August 1, 2022, and its content will be void. [answer: see next paragraph]
The Major Decision Letter was made in light of the separation and sale mechanism under the JV agreement coming into effect; under this mechanism, 3 years of the entering into the JV Agreement, each of the Class A Rights Holders
1 The parties as Class A interest holders in the JV. For further details, see section 1.14.13 of the Periodic Report, the details of which are presented in this report by way of reference.
2 Reference number: 2021-01-048588, the details of which are presented in this report by way of reference (above and below: "the Periodic Report").
3 For information on the JV Agreement, including on such major decisions, see Section 1.14.1.9 in Chapter A of Periodic Report.

(i.e. the Company and Macquarie) may demand the joint venture to sell all its assets. Note for this purpose that within the Major Decision Letter, the parties agreed not to exercise their right under that mechanism before the Major Decision Letter expires, as stated above in Section 5. See also Section 1.14.1.9 of the Periodic Report (in the table describing the JV Agreement in the separation and sale section).
The above information on the Sale Transaction, the Major Decision and its substance, and the expected dates in Section 2 above, is forward-looking information, as defined in the Securities Law, 5728-1968. This information is based, among other things, on the Company and its advisors’ estimates and representations the Company received from Macquarie that might not materialize or materialize in part, including if the Sale Transaction is not complete and/or if there is a change for the worse in the joint venture’s assets’ operations, including because of the Corona crisis’ continued effect on the Company’s operations and/or the materialization of the risk factors in Section 1.17 of the Periodic Report.

Sincerely,
Southern Properties Capital Ltd
Through Mr. Erik L. Johnson, Chairman of the Board of Directors and Company President.